Exhibit 10.17

KEY EXECUTIVE STOCK OPTION AWARD AGREEMENT
FRIENDLY ICE CREAM CORPORATION

THIS KEY EXECUTIVE STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of the 8th day of January, 2007 (the “Grant Date”) and entered into by and between Friendly Ice Cream Corporation (the “Company”) and GEORGE M. CONDOS (the “Recipient”).

WITNESSETH THAT:

WHEREAS, as an inducement material to the Recipient’s employment as President and Chief Executive Officer of the Company, the Compensation Committee of the Board of Directors has awarded the Recipient an option to purchase shares of the Company’s common stock, par value $0.01 per share (“Stock”), subject to the terms of this Agreement.

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Recipient as follows:

1.             Definitions.  In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                  “Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)                                 “Committee” means the Compensation Committee of the Board, or such other committee consisting solely of two or more Independent Directors of the Board appointed by the Board to administer the Agreement, or if there is no such committee, the Board.

(e)                                  “Employee” means any person employed by the Company or an Affiliate.  Service as a director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(f)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g)                                 “Independent Director” means a director who is not an Employee and who qualifies as an Independent Director under the applicable rules of the American

Stock Exchange (and/or the similar rules of any other stock exchange(s) on which the Company’s securities become publicly traded).

(h)                                 “Retirement” shall be deemed to occur upon any termination of service from the Company after the Recipient’s attainment of age 60.

2.             Award and Exercise Price.  Subject to the terms of this Agreement, the Recipient is hereby granted an option (the “Option”) to purchase 75,000 shares of Stock (the “Award”).  The price of each share of Stock subject to the Option shall be $11.80 (the “Exercise Price”).  The Option is not intended to constitute an “incentive stock option” as that term is used in Code Section 422.

3.             Vesting.  Subject to Section 9 hereof, this Option shall become exercisable in accordance with the following schedule provided the Recipient is employed by the Company on the respective date:

Vesting Date	Exercisable for the Number of Shares
January 8, 2008	33.4% of Award
January 8, 2009	33.3% of Award
January 8, 2010	33.3% of Award

Notwithstanding the foregoing provisions of this paragraph 3, this Option may vest and become immediately exercisable if the Recipient’s employment with the Company is terminated by reason of death or disability (as defined in Code Section 22(e)(3) (“Disability”)), as determined by the Committee in its sole discretion.

4.             Expiration; Forfeiture.  This Option shall expire on the earliest to occur of:

(a)                                  the five-year anniversary of the Grant Date;

(b)                                 if the Recipient’s termination of employment with the Company occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(c)                                  if the Recipient’s termination of employment with the Company occurs by reason of Retirement, the three-year anniversary of the date of such termination; or

(d)                                 if the Recipient’s termination of employment with the Company occurs for reasons other than death, Disability or Retirement, the three-month anniversary of the date of such termination;

which shall be the “Expiration Date” for the Option.  Notwithstanding the foregoing provisions of this paragraph 4, except as provided in paragraph 3 above, no portion of the Option shall be exercisable after the Recipient’s termination of employment with the Company except to the extent that it is exercisable as of the date immediately prior to the date of termination of employment with the Company.

5.             Method of Option Exercise.  Any portion of the Option that is exercisable may be exercised in whole or in part by filing a written notice with the Clerk of the Company at its corporate headquarters, provided that the notice is filed prior to the Expiration Date of the Option.  Such notice shall specify the number of shares of Stock which the Recipient elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares indicated by the Recipient’s election.  Payment shall be by cash.

6.             Withholding.  Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes on the grant of this Option, the exercise of this Option, the lapse of a restriction placed on this Option or the shares of Stock issued upon exercise of this Option, or at other times.  The Company may require, at such time as it considers appropriate, that the Recipient pay the Company the amount of any taxes which the Company may determine is required to be withheld or collected, and the Recipient shall comply with the requirement or demand of the Company.  In its discretion, the Company may withhold shares of Stock to be issued upon exercise of this Option or offset against any amount owed by the Company to the Recipient, including compensation amounts, if in its sole discretion it deems this to be an appropriate method for withholding or collecting taxes.

7.             Transferability.  This Option is not transferable except as designated by the Recipient by will or by the laws of descent and distribution.

8.             Adjustment of Option.  In the event of any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares or similar corporate transaction, the Committee may adjust the Option to preserve the benefits or potential benefits of the Option. Action by the Committee may include: (i) adjustment of the number and kind of securities which may be delivered under this Agreement; (ii) adjustment of the Exercise Price; and (iii) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of the Option with other awards which the Committee determines have comparable value and which are based on the securities of a company resulting from the transaction, and (II) cancellation of the vested and unvested portion of the Option in return for cash payment of the current value of Option, determined as though the Option is fully vested at the time of payment, provided that the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the Exercise Price).  Any such adjustment to an outstanding Option, shall be effected in a manner that precludes the enlargement of Recipient’s rights and benefits under such Option.

9.             Change in Control.  If the Recipient is employed by the Company or an Affiliate at the time of a Change in Control, all outstanding Options subject to this Agreement then held by the Recipient shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options).  A “Change in Control” shall be deemed to occur on the earliest of the existence of one of the following events:

(a)                                  (i) any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(b)                                 individuals who constitute the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company; or

(c)                                  approval by the Company’s shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 70% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this paragraph 9, the term “Permitted Holders” means Donald N. Smith, the Company’s then existing executive officers and their respective Affiliates.  The term “Voting Stock” of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

10.           Administration.

(a)                                  The authority to control and manage the operation and administration of this Agreement shall be vested in the Committee.  The Committee has the authority and discretion to interpret this Agreement, to establish, amend, and rescind any rules and regulations relating to the Agreement, and to make all other determinations that may be necessary or advisable for the administration of the Agreement.  Any interpretation of this Agreement by the Committee and any decision made by it under this Agreement is final and binding on all persons.  In controlling and managing the operation and administration of this Agreement, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, applicable state corporate law and applicable stock exchange requirements.

(b)                                 Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

(c)                                  The Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its subsidiaries as to Recipient’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Recipient must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Agreement.

11.           General Restrictions.  Notwithstanding any other provision of this Agreement, the Company shall have no obligation or liability to deliver any shares of Stock under this Agreement or make any other distribution of benefits under this Agreement unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any stock exchange or similar entity.  The Company may also require the Recipient to execute and deliver such other representations and agreements, and take such other action, as may be required by the Company to comply with applicable law.

12.           Limitation of Implied Rights.

(a)                                  Recipient shall not, by reason of this Agreement, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Agreement.  A Recipient shall have only a contractual right to the Stock issuable upon exercise of the Option in accordance with this Agreement, unsecured by any assets of the Company or any subsidiary, and nothing contained in this

Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)                                 This Agreement does not constitute a contract of employment, and the Award granted to Recipient pursuant to this Agreement does not give the Recipient the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under this Agreement, unless such right or claim has specifically accrued under the terms of this Agreement.  Except as otherwise provided in this Agreement, the Award does not confer upon the Recipient any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is issued shares.

13.           Amendment.  This Agreement may only be modified or amended by a writing signed by both parties.

14.           Notices.  Any notices required to be given under this Agreement shall be sufficient if in writing and if hand-delivered or if sent by first class mail and addressed as follows:

if to the Company:

Friendly Ice Cream Corporation

1855 Boston Road

Wilbraham, MA  01095

Attn:  Vice President, Human Resources

if to the Recipient:

George M. Condos

299 Great Bay Street

East Falmouth, MA  02536

or to such other address as either party may designate under the provisions hereof.

15.           Successors and Assigns.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

16.           Entire Agreement.   This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof including, without limitation, the offer letter and employment agreement.

17.           Governing Law.  The terms of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Recipient has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

RECIPIENT

/s/ George M. Condos
GEORGE M. CONDOS

FRIENDLY ICE CREAM CORPORATION

By	/s/ Garrett J. Ulrich
GARRETT J. ULRICH,
VICE PRESIDENT, HUMAN RESOURCES